UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                    FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 13, 2014

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 7 are not applicable and are therefore omitted.

ITEM 8.01 Other Events.

            On February 12, 2014, U.S. Premium Beef, LLC (the “Company”) received notice from the Internal Revenue Service (the “IRS”) that the IRS will conduct an audit of the Company’s federal tax return for tax year 2011.  The audit is in its preliminary stages so it is not yet known whether the IRS will propose any adjustments to the Company’s tax returns, whether any such adjustments would be material, or how such adjustments, if any, would affect the Company’s unitholders. On March 13, 2014 the Company sent a letter and a copy of a formal notice from the IRS dated March 4, 2014 (the “Notice”) to its unitholders.  That communication was provided to satisfy IRS regulatory requirements that the Notice be delivered to the Company’s unitholders.  A copy of the letter to the unitholders is furnished as Exhibit 99.1 and a copy of the Notice is furnished as Exhibit 99.2; both documents are incorporated by reference into this Item 8.01 in their entirety.  The Company, through its tax matters partner and tax advisers, will cooperate with the IRS examiners auditing the Company’s 2011 tax return.  Unitholders should consult their tax advisers, if they have any questions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1	U.S. Premium Beef, LLC letter to unitholders dated March 13, 2014
99.2	Internal Revenue Service Notice

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville_______
Stanley D. Linville
Chief Executive Officer

Dated:  March 13, 2014